Exhibit 5.1

Brinen & Associates, LLC
ATTORNEYS AT LAW

Joshua D. Brinen G*Ñ† Milan Saha ΔÑ Martha Thrush Δ Stephanie L. Gruenhagen ΔÑ† Daniel S. Makoski GÑ† Bianca E. Gracanin “† John R. Diekman, Ph.D. Δ Linda A. Russo Δ	7 Dey Street Suite 1503 New York, New York 10007 __________ Telephone (212) 330-8151 Facsimile (212) 227-0201 E-Mail: info@brinenlaw.com Web: www.brinenlaw.com
G  Member New York & New Jersey Bar
* Member California & Florida Bar
Δ Member New York Bar
“ Member Ohio Bar

Ñ Admitted United States Tax Court
† LL.M in Taxation

Electronic Mail:  jbrinen@brinenlaw.com

Direct Extension:  1947

November 10, 2010

Avarus, Inc.
412 Olive Avenue
Suite 212
Huntington Beach, CA 92648

Re:           Attorney Consent Letter
Our File No.:  Avarus.01

Gentlemen:

We have acted as counsel for Avarus, Inc., a Delaware corporation, (the “Company”) in connection with its filing of a Registration Statement on Form S-1, (the “Registration Statement”) covering an aggregate amount of Forty-One Million Seventy-Five Thousand (41,075,000) shares of the Company’s common stock $0.001 par value (the “Shares”), to be sold to the public by the Company on a best efforts basis without the use of any underwriters.

In connection with this matter, we have examined the originals or copies certified or otherwise identified to our satisfaction of the following: (1) Certificate of Incorporation of the Company; (2) By-Laws of the Company; (3) the Registration Statement and all exhibits thereto; and (4) Such other documents and matters of law, as I have deemed necessary for the expression of the opinion herein contained.

In addition to the foregoing, we also have relied as to matters of fact upon the representations made by the Company and its representatives.  In addition, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

Brinen & Associates, LLC

November 10, 2010

This opinion is limited to the laws of the State of Delaware and federal law as in effect on the date of the effectiveness of the registration statement, exclusive of state securities and blue-sky laws, rules and regulations, and to all facts as they presently exist.

Based upon and in reliance upon the foregoing, and after examination of such corporate and other records, certificates and other documents and such matters of law as we have deemed applicable or relevant to this opinion, it is our opinion that the Company has been duly incorporated under the laws of the state of Delaware, the jurisdiction of its incorporation and has full corporate power and authority to own its properties and conduct its business as described in the Registration Statement.  The Shares, when sold, will be legally issued, fully paid and non-assessable Shares of the Company.

The authorized capital stock of the Company consists of Seventy-Five Million (75,000,000) shares of common stock, $0.001 par value, of which there are Forty-One Million (41,000,000) shares outstanding.  Proper corporate proceedings have been taken to validly authorize such authorized capital stock and all the outstanding shares of such capital stock. The shares have been duly authorized, legally issued, fully paid, and are non-assessable under the laws of the state of Delaware.

We hereby consent to the use of this firm’s name, Brinen & Associates, LLC, and of the reference to this opinion and of the use of this opinion as an exhibit to the Registration Statement and as contained in the Registration Statement itself, specifically in the section caption “Legal Representation.”

In giving this consent, we do not hereby admit that we come within the category of a person whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the general rules and regulations thereunder.  Nor do we admit that we are experts with respect to any part of the Registration Statement or the prospectus within the meaning of the term “expert” as defined in Section 11 of the Securities Act of 1933, as amended, or the rules and regulations thereunder.

Yours truly,
Brinen & Associates, LLC

/s/  Joshua D. Brinen
Joshua D. Brinen